Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Online Resources Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-162670) on Form S-3 and registration statements (No. 333-128291, No. 333-115940, No. 333-40674 and No. 333-9260707) on Form S-8 of Online Resources Corporation of our reports dated March 14, 2012, with respect to the consolidated balance sheets of Online Resources Corporation and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows, for each of the years in the three year period ended December 31, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of Online Resources Corporation.

/s/ KPMG LLP

McLean, Virginia

March 14, 2012